Exhibit 10.33

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

PROMISSORY NOTE

US$103,000.00	August 16, 2024

FOR VALUE RECEIVED, Abpro Corporation, a Delaware corporation (the “ Company”), hereby promises to pay to the order of Mr. Shahraab Ahmad having an address at 6 St Johns Lane, Floor 5, New York, New York 10013 (the “Holder”), the principal sum of One Hundred and Three Thousand U.S. dollars (US$103,000.00). The principal amount plus any additional amount due pursuant to Section 2 will be due and payable by the Company on the Maturity Date (as defined below) upon demand by the Holder.

1.  Background. Company has executed that certain Business Combination Agreement dated as of December 11, 2023 with Atlantic Coastal Acquisition Corp. II, a Delaware corporation, contemplating a proposed business combination (the “BCA”) and Holder has agreed to provide bridge financing as contemplated hereby to be utilized until the completion of the de-SPAC listing as provided in the BCA (“Transaction”).

2.  Payment. The sum of $206,000.00, including $103,000.00 principal, shall be payable by the Company to the Holder on the Maturity Date. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment may be made without the written consent of the Holder in the discretion of the Company at any time.

3.  Maturity Date. The “Maturity Date” means the earlier of (i) November 20, 2024 and (ii) the successful closing of the de-SPAC transaction contemplated by the BCA.

4.  Amendments and Waivers; Resolutions of Dispute; Notice. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by the Company and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

5.  Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the Holder and the Company. Neither the Holder nor the Company may assign this Note or any rights or obligations hereunder without the prior written consent of the other party.

6.  Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.  Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

Abpro Corporation

By	/s/ Ian Chan

Name: Ian Chan

Title: CEO

Address: 68 Cummings Park Drive, Woburn MA 01801 USA

Email Address: legal@abpro.com